                                                           Rule 424(b)(3)
                                                           File No. 333-84725

Pricing Supplement No. 8                                   Dated: August 3, 2000
(To Prospectus dated August 17, 1999
Prospectus Supplement dated October 6, 1999)

U.S.$10,000,000,000

Heller Financial, Inc.

Medium-Term Notes, Series J

(Registered Notes- Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $50,000,000            Issue Price: 100.00%

Original Issue Date: August 8, 2000      Stated Maturity Date: August 8, 2003

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
  (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
  (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
  (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:   [ ] Commercial Paper Rate [X] LIBOR [] Treasury Rate
             [ ] Federal Funds Rate [] Prime Rate [] Other:

Interest Reset Period: Quarterly

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
The 8th day of February, May, August and November, beginning November 8, 2000 up to and including the Stated Maturity Date

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 8th day of February, May, August and November, beginning November 8, 2000 up to and including the Stated Maturity Date.

Interest Determination Date Dates: ): Two London Banking Days prior to each Interest Reset Date

Initial Interest Rate: 7.18%

Index Maturity: 3 Month Libor

Day Count Convention: Act/360

Maximum Interest Rate: N/A          Minimum Interest Rate: N/A

Spread (+/-): +.47%                 Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
  Initial Redemption Date:
  The Redemption Price shall initially be    % of the principal amount of the
  Note to be redeemed and shall decline at each anniversary of the Initial
  Redemption Date by    % of the principal amount to be redeemed until the
  Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
  Optional Repayment Dates:
  Optional Repayment Prices:

Repayment Provisions:
  (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
  Total Amount of OID:
  Yield to Maturity:
  Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .136 %

Other Provisions:    a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO.
                         8 UNDER MTN-SERIES J PROGRAM: $1,365,000,000.00
                     b)  CUSIP #42333HMR0
Agent:
Credit Suisse First Boston Corporation
11 Madison Avenue
New York, NY 10010

                                                    Rule 424(b)(3)
                                                    File No. 333-84725

Pricing Supplement No. 9                            Dated: August 10, 2000
(To Prospectus dated August 17, 1999
Prospectus Supplement dated October 6, 1999)

U.S.$10,000,000,000

Heller Financial, Inc.

Medium-Term Notes, Series J

(Registered Notes- Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $25,000,000          Issue Price: 100.00%

Original Issue Date: August 14, 2000   Stated Maturity Date: February 14, 2002

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
  (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
  (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
  (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:   [ ] Commercial Paper Rate [] LIBOR [] Treasury Rate
             [X] Federal Funds Rate [] Prime Rate [] Other:

Interest Reset Period: Daily using previous day Fed Funds Effective (H.15)

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
Daily using previous day Fed Funds Effective (H.15), one day cutoff prior to payment date, up to but excluding the Stated Maturity Date.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 14th day of February, May, August and November, beginning November 14, 2000 up to and including the Stated Maturity Date.

Interest Determination Date Dates: ): Daily Fed Funds - previous day Fed Funds Effective (H.15)

Initial Interest Rate:  To be determined

Index Maturity: Daily Fed Funds - previous day Fed Funds Effective (H.15)

Day Count Convention: Act/360

Maximum Interest Rate: N/A          Minimum Interest Rate: N/A

Spread (+/-): +.46%                 Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
  Initial Redemption Date:
  The Redemption Price shall initially be    % of the principal amount of the
  Note to be redeemed and shall decline at each anniversary of the Initial
  Redemption Date by    % of the principal amount to be redeemed until the
  Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
  Optional Repayment Dates:
  Optional Repayment Prices:

Repayment Provisions:
  (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
  Total Amount of OID:
  Yield to Maturity:
  Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .072%

Other Provisions:    a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO.
                         9 UNDER MTN-SERIES J PROGRAM: $1,415,000,00.00
                     b)  CUSIP #42333HMS8

Agent:
Deutsche Bank Securities Inc.
31 W. 52nd St.
New York, NY  10019